Exhibit 99.1

Contact:

Chris Cline, CFA

Senior Director, Investor Relations

646-630-7519

IR@retrophin.com

Retrophin Provides Corporate Update and 2017 Preview

FDA discussions on sparsentan planned for January; RE-024 advancing with Phase 3 trial for the treatment of PKAN

Preliminary Full-Year 2016 Revenue of Approximately $134 Million

SAN DIEGO (January 9, 2017) – Retrophin, Inc. (NASDAQ: RTRX) today announced that, based on preliminary and unaudited financial data, the Company expects net product sales for the fourth quarter of 2016 to be approximately $37 million. For the fiscal year 2016, the Company expects total net product sales of approximately $134 million.

“2017 is an important year for Retrophin as we continue to advance our two clinical programs towards NDA filing,” said Stephen Aselage, chief executive officer of Retrophin. “We look forward to our meeting with the FDA later this month regarding the regulatory pathway for sparsentan in FSGS, as well as dosing the first patient in our Phase 3 trial evaluating RE-024 for PKAN in the coming months. In addition, we closed the year with strong financial performance and anticipate revenue growth will continue in 2017 which will provide further financial support to develop our maturing pipeline.”

In early March, the Company expects to announce final financial results from the fourth quarter and full-year 2016, as well as a detailed corporate update, in a press release and conference call.

About Retrophin

Retrophin is a fully integrated biopharmaceutical company dedicated to delivering life-changing therapies to people living with rare diseases who have few, if any, treatment options. The Company’s approach centers on its pipeline featuring late-stage assets targeting rare diseases with significant unmet medical needs, including sparsentan for focal segmental glomerulosclerosis (FSGS), a disorder characterized by progressive scarring of the kidney often leading to end-stage renal disease, and RE-024 for pantothenate kinase-associated neurodegeneration (PKAN), a life-threatening neurological disorder that typically begins in early childhood. Research exploring the potential of early-stage assets in several rare diseases is also underway. Retrophin’s R&D efforts are supported by revenues from the Company’s commercial products Thiola®, Cholbam® and Chenodal®.

Retrophin.com

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, as well as risks and uncertainties associated with the Company’s pre-clinical and clinical stage pipeline as well as its sales and marketing strategies. Specifically, the Company faces risks associated with market acceptance of its marketed products including efficacy, safety, price, reimbursement and benefit over competing therapies. With respect to its development-stage programs, the Company faces risk that additional clinical trials will be required for regulatory approvals, uncertainty around the outcome of the planned meeting with the FDA regarding the regulatory pathway for sparsentan in FSGS, risk that the sparsentan and/or RE-024 program will be delayed for regulatory or other reasons, risk that the Company’s Phase 3 clinical trial of RE-024 will fail to demonstrate that RE-024 is safe and effective, and for each of the programs, risk associated with enrollment of clinical trials for rare diseases, as well as risks related to manufacturing, intellectual property, and reliance on third-party contractors. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company’s filings with the Securities and Exchange Commission.

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